UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 08/18/2009 hhgregg, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33600

Delaware	20-8819207
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4151 East 96th Street

Indianapolis, Indiana 46240

(Address of principal executive offices, including zip code)

(317) 848-8710

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

On August 12, 2009, Gregg Appliances, Inc. (“Company”), a wholly owned subsidiary of hhgregg, Inc., entered into an Amendment No. 2 to Employment Agreement (“Second Amendment”) with Dennis L. May. Pursuant to the Second Amendment, effective as of August 5, 2009, Mr. May’s title was changed to President and Chief Executive Officer. The Second Amendment also deleted the deduction from the severance payable to Mr. May if his employment is involuntarily terminated by the Company without cause for any amounts earned by Mr. May from another employer during the period that severance is paid.

On August 12, 2009, the Company also entered into an Amendment No. 3 (“Third Amendment”) to Employment Agreement with Jerry W. Throgmartin to change Mr. Throgmartin’s title to Executive Chairman of the Board of Directors effective August 5, 2009.

The foregoing summary is qualified in its entirety by reference to the complete text of the Amendments, copies of which are filed herewith as Exhibits 10.36 and 10.37 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description

10.36	Amendment No. 2 to Employment Agreement dated August 12, 2009 between Gregg Appliances, Inc. and Dennis L. May

10.37	Amendment No. 3 to Employment Agreement dated August 12, 2009 between Gregg Appliances, Inc. and Jerry W. Throgmartin

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2009		hhgregg, Inc.

	By:	/s/ Jeremy J. Aguilar
Jeremy J. Aguilar Interim Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.36	Amendment No. 2 to Employment Agreement dated August 12, 2009 between Gregg Appliances, Inc. and Dennis L. May

10.37	Amendment No. 3 to Employment Agreement dated August 12, 2009 between Gregg Appliances, Inc. and Jerry W. Throgmartin